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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 10, 2003 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company, and to the use of our report dated April 4, 2003 accompanying the financial statements of Penn Mutual Variable Life Account I in the Post-Effective Amendment Number 17 to Registration Statement Number 33-54662 on Form N-6 and the related Prospectus of Penn Mutual Variable Life Account I.

                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 23, 2003